SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                                (Amendment No. 1)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2000


                              STRATEGIA CORPORATION
               (Exact name of registrant as specified in charter)


           Kentucky                     0-21662                 61-1064606
       (State or other           (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)


         c/o EnerGCorp, Inc.
    1530 W. 10th Place, Tempe, AZ                                  85281
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code:(480)966-4411

                 6040 Dutchmans Lane, Louisville, KY 40233-7144
          (Former name or former address if changed since last report.)

                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8. CHANGE IN FISCAL YEAR.

     In an exchange effective on December 5, 2000, Strategia Corporation issued common stock and preferred stock representing approximately 97% of the voting power in Strategia to Proprietary Industries, Inc. in exchange for all of Proprietary's 95.6% interest in a majority-owned subsidiary, EnerGCorp, Inc. The shares of EnerGCorp represent substantially all of the assets of Strategia.

     In connection with the exchange, which is accounted for as the acquisition of Strategia by EnerGCorp, Strategia will adopt the fiscal year of EnerGCorp. As a result, Strategia is changing from a fiscal year ending December 31 to one ending September 30, and will file quarterly reports on Form 10-QSB for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001 and an annual report on Form 10-KSB for the fiscal year ended September 30, 2001.

     The determination to change the fiscal year, which was reported under Item 4 of the Schedule 13D filed by Proprietary Industries on December 15, 2000, has been recommended by management and will become effective upon ratification by Strategia's audit committee on or about February 16, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        STRATEGIA CORPORATION

                                        By: /s/ Peter J. Workum
                                            ------------------------------------
                                            Peter J. Workum
                                            President

Date: February 14, 2001